EXHIBIT 99.5

Stewart & Stevenson LLC
Stewart & Stevenson Funding Corp.

INSTRUCTIONS TO
BOOK-ENTRY TRANSFER PARTICIPANT FROM OWNER

Of Up To
$150,000,000 10% Senior Notes Due 2014
For a Like Principal Amount of
10% Senior Notes Due 2014

To participant of the book-entry transfer facility:

The undersigned hereby acknowledges receipt of the prospectus dated          , 2006, of Stewart & Stevenson LLC and Stewart & Stevenson Funding Corp. (collectively, the “Company”), and a related letter of transmittal (which together constitute the “Exchange Offer”).

This will instruct you, the book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the outstanding notes held by you for the account of the undersigned.

The aggregate face amount of the outstanding 10% Senior Notes Due 2014 (the “Outstanding Notes”), held by you for the account of the undersigned is (fill in amount):

$      of the Outstanding Notes.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate statement):

A. [     ] TO TENDER the following Outstanding Notes held by you for the account of the undersigned

(insert principal amount of outstanding notes to be tendered):

$      of the Outstanding Notes, and not to tender other outstanding Senior Notes, if any, held by you for the account of the undersigned;

Or

B. [     ] NOT TO TENDER any Outstanding Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the letter of transmittal that are to be made with respect to the undersigned as beneficial owner, including but not limited to the representations, that (i) any 10% Senior Exchange Notes due 2014 (the “Exchange Notes”) received by it will be acquired in the ordinary course of its business, (ii) the undersigned has not engaged in and has no arrangement or understanding with any person to engage in a distribution (within the meaning of the Securities Act) of any Exchange Notes issued to the undersigned in violation of the Securities Act, (iii) the undersigned is not an affiliate of the Company or the Guarantors (as defined in the Registration Rights Agreement dated as of July 6, 2006 by and among Stewart & Stevenson LLC, Stewart & Stevenson Funding Corp., the Guarantors named therein and the Initial Purchasers named therein) within the meaning of the Securities Act and is not acting on behalf of any person who could not truthfully make the foregoing representations or, if it is an affiliate of Stewart & Stevenson LLC, Stewart & Stevenson Funding Corp., or the Guarantors, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, and (iv) if the undersigned is not a broker-dealer who purchased the Senior Notes for resale pursuant to an exemption under the Securities Act, and, it is not engaged in, and does not intend to engage in, the distribution of Exchange Notes. If the undersigned is a broker-dealer, the undersigned represents that it will receive Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making or other trading activities, that it will deliver a prospectus in connection with any resale of Exchange Notes; however, by so representing and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

(1), (2) Each must be a minimum aggregate principal amount of at least $1,000 or an integral multiple of $1,000 thereof.

Sign Here

Name of beneficial owner(s): _ _

Signature(s): _ _

Name(s) (please print): _ _

Address: _ _
(zip code)

Telephone Number: _ _
                         (area code)

Taxpayer Identification or Social Security Number:

Date: _ _

INSTRUCTION TO
BOOK ENTRY TRANSFER PARTICIPANT

To Participant of the DTC:

The undersigned hereby acknowledges receipt of the prospectus, dated          , 2006 (the “Prospectus”) of Stewart & Stevenson LLC and Stewart & Stevenson Funding Corp. (collectively, the “Company”), and the accompanying letter of transmittal (the “Letter of Transmittal”), that together constitute the Company’s offer (the “Exchange Offer”) to exchange its 10% Senior Notes due 2014 (the “Exchange Notes”), which have been registered under the Securities Act of 1933 (the “Securities Act”) as amended, for $1,000, or integrals thereof, in principal amount at maturity of its issued and outstanding 10% Senior Notes due 2014 (the “Outstanding Notes”), of which $150,000,000 aggregate principal amount is issued and outstanding. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

This will instruct you, the DTC participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned.

The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

$      of the Outstanding Notes.

With respect to the Exchange Offer, we hereby instruct you (check appropriate box):

[     ] TO TENDER the following amount of Outstanding Notes you hold for our account (Insert Principal Amount Of Outstanding Notes To Be Tendered, If Any):

$      of the Outstanding Notes

[     ] NOT TO TENDER any Outstanding Notes you hold for our account.

If we instruct you to tender the Outstanding Notes held by you for our account, it is understood that you are authorized to make, on behalf of us (and, by signing below, we hereby make to you), the representations contained in the Letter of Transmittal that are to be made with respect to us as a beneficial owner, including, but not limited to, the representations that:

(i) any Exchange Notes that we will acquire in exchange for Outstanding Notes will be acquired in the ordinary course of our business;

(ii) we have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to engage in, a distribution of any Exchange Notes issued to us;

(iii) we are not an “affiliate” (as defined in Rule 405 under the Securities Act) of the Company or its subsidiaries, or if the holder is an affiliate of the Company or its subsidiaries, the holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

(iv) we are not a broker-dealer who purchased the Outstanding Notes for resale pursuant to an exemption under the Securities Act tendering Outstanding Notes acquired directly from the Company for our own account; and

(v) we are not restricted by any law or policy of the SEC from trading the Exchange Notes acquired in the exchange offer.

If we are a broker-dealer that will receive Exchange Notes for our own account in exchange for Outstanding Notes, we represent that the Outstanding Notes were acquired as a result of market-making activities or other trading activities, and we acknowledge that we will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those Exchange Notes. By acknowledging that we will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, we are not deemed to admit that we are an “underwriter” within the meaning of the Securities Act.

Name of beneficial owner(s): _ _

Signature(s): _ _

Name(s) (please print): _ _

Address: _ _

Telephone Number: _ _

Taxpayer Identification or Social Security Number: _ _

Date: _ _

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